Exhbit 99.1

PRESS RELEASE

Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, California 93905
831/753-6262

FOR IMMEDIATE RELEASE

Monterey Gourmet Foods records best operating profit in 17 quarters

SALINAS, CA (August 9, 2007) -- Monterey Gourmet Foods (NASDAQ: PSTA) today announced second quarter operating profit of $734,000—exceeding the operating performance of all prior quarters dating back to March 2003.  The company also reported net income of $464,000 or $.03 per share compared to $146,000 or $.01 per share in the second quarter 2006—a 218 percent increase.  The Company also reported net revenues of $24.5 million compared to $23.1 million for the second quarter 2006.

          Eric Eddings, President/CEO of Monterey Gourmet Foods, explained, “We are pleased to report our best quarterly operating results in more than four years.  For the quarter, our revenues increased by $1.4 million; our income before taxes grew by $569,000 or 276 percent; our net income grew by $318,000 and our cash increased by $1.4 million. Key brands contributing to our revenue growth were CIBO Naturals, Monterey Pasta’s refrigerated pasta and Casual Gourmet branded products, which were up 21 percent, 15 percent, and 26 percent respectively in net revenues.

          “Selling, General and Administrative expenses as a percent of net revenues for the second quarter 2007 were 24.5 percent compared to 28.5 percent for the second quarter 2006, which reflects our cost savings initiatives that we implemented starting in September of last year.  We continue to make process improvements throughout our business and keep our product lines fresh as we introduce new items within our culinary expertise.”

          Mr. Eddings also stated that “We continue to work toward meeting our goals regarding our talent improvement, our innovation and our ability to complete our objectives.  We are excited about our new product innovations and our new product category launches which continue to be a major priority for our organization.  With the launch of several new items including Tuscan Bean Spreads, Edamame Spreads and Organic Cut and Filled Pastas, we believe we are better positioned for higher and more profitable sales growth in the future.”

          In conclusion, Eddings emphasized that “while we still have challenges ahead,  our Company has significant momentum;  our management team is working closely together for the benefit of our shareholders; and our continued improvement in profits validate our strategy which will lead us to future successes.”

MORE ABOUT MONTEREY GOURMET FOODS (PSTA)

Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 133,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas (Monterey County), Calif.; Seattle, Wash.; and Eugene, Ore.  Monterey Gourmet Foods has national distribution of its products in more than 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific.  For more information about Monterey Gourmet Foods, visit www.MontereyGourmetFoods.com.

This press release contains forward-looking statements concerning unannounced results of operations for the most recent quarter and sales for future periods including without limitation such phrases and terms as “we believe we are better positioned for higher and more profitable sales growth in the future,” “our Company has significant momentum,” and “our continued improvements in profits validate our strategy and will lead us to future successes.”  These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events.  Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements.  Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements.  Among the factors that could cause Monterey Gourmet Foods’ actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of all the Company’s brands, plants and sales force, (ii) a significant  reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company’s ability to achieve improved production efficiencies, (v) the timely and cost-effective introduction of new products in the coming months, (vi) the utilization of the recently-completed plant expansion and the increased fixed costs associated with increased plant capacity, (vii) retention of key personnel and retention of key management, (viii) the risks inherent in food production, (ix) intense competition in the market in which the Company competes and (x) Monterey Gourmet Foods’ ability to source competitively priced raw materials to achieve historical operating margins.  In addition, the Company’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.

The Company has provided additional information regarding risks associated with the business in the Company’s Annual Report on Form 10-K for fiscal 2006, its Proxy Statement for its June 22, 2007 Annual meeting of Shareholders, and Forms 8-K filed on February 21, 2007, April 27, 2007, and May 11, 2007.  The Company undertakes no obligation to update or revise publicly, any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:	Eric Eddings, Chief Executive Officer, erice@montereygourmetfoods.coms
Scott Wheeler, Chief Financial Officer, scottw@montereygourmetfoods.com

MONTEREY GOURMET FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	June 30, 2007	December 31, 2006

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,656	$4,281
Accounts receivable, net	7,838	9,958
Inventories	7,413	7,574
Deferred tax assets - current	284	793
Prepaid expenses and other	798	807

Total current assets	21,989	23,413
Property and equipment, net	14,821	15,303
Deferred tax assets - long term	3,315	3,315
Deposit and other	171	174
Intangible assets, net	6,746	7,052
Goodwill	13,211	13,211

Total assets	$60,253	$62,468

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,458	$7,835
Accrued liabilities	2,184	3,064
Current portion of long-term debt	972	1,018

Total current liabilities	8,614	11,917
Long-term debt	84	129
Minority interest	159	159
Stockholders’ equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized, 17,323,025 and 17,307,647 issued and outstanding	17	17
Additional paid-in capital	60,167	59,796
Accumulated deficit	(8,788)	(9,550)

Total stockholders’ equity	51,396	50,263

Total liabilities and stockholders’ equity	$60,253	$62,468

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

MONTEREY GOURMET FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands of dollars except earnings per share numbers and share totals)

	Three Months Ended		Six Months Ended

	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Net revenues	$24,529	$23,081	$49,244	$45,559
Cost of sales	17,790	16,118	35,574	31,816

Gross profit	6,739	6,963	13,670	13,743
Selling, general and administrative expenses	6,005	6,576	12,457	12,952
SGA as percent of Net Sales	24.5%	28.5%	25.3%	28.4%
Gain(loss) on disposition of assets	—	13	(12)	13

Operating income	734	400	1,201	804
Other income, net	3	1	4	2
Interest income (expense), net	38	(195)	66	(395)

Income before provision for income tax expense	775	206	1,271	411
Provision for income tax expense	(311)	(60)	(509)	(165)

Net income	$464	$146	$762	$246

Basic income per share	$0.03	$0.01	$0.04	$0.02
Diluted income per share	$0.03	$0.01	$0.04	$0.02
Primary shares outstanding	17,323,025	15,058,039	17,320,347	14,920,270
Diluted shares outstanding	17,478,266	15,452,071	17,485,003	15,238,544

MONTEREY GOURMET FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands of dollars)

	Six Months Ended

	June 30, 2007	June 30, 2006

Cash flows from operating activities:
Net income	$762	$246
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	509	165
Depreciation and amortization	1,427	1,504
Provisions for allowances for bad debts, returns, adjustments and spoils	2,489	2,635
Provisions for inventory allowances	127	322
Stock based compensation expense	335	161
Loss on disposition of assets	12	—
Changes in assets and liabilities:
Accounts receivable	(369)	(1,278)
Inventories	34	(171)
Prepaid expenses	9	(11)
Deposits and other	3	(21)
Accounts payable	(2,377)	231
Accrued liabilities	(880)	474

Net cash provided by operating activities	2,081	4,257

Cash flows from investing activities:
Purchase of property and equipment	(651)	(1,217)

Acquisition of businesses net of cash and minority interest	—	(2)

Net cash used in investing activities	(651)	(1,219)
Cash flows from financing activities:
Bank overdraft	—	(1,507)
Repayment of line of credit	—	(3,000)
Repayment of debt	(67)	(7,906)
Repayment of capital lease obligations	(24)	(15)
Proceeds from issuance of common stock	36	12,496

Net cash (used in) provided by financing activities	(55)	68

Net increase in cash and cash equivalents	1,375	3,106
Cash and cash equivalents, beginning of period	4,281	330

Cash and cash equivalents, end of period	$5,656	$3,436

	June 30, 2007	June 30, 2006

Cash payments:
Interest	$39	$468
Income Taxes	$10	$6
Non-cash investing and financing activities:
Issuance of stock for acquisition of business	$—	$1,186
Capital lease obligations	$—	$19